Exhibit 10.1

STANDSTILL AGREEMENT

STANDSTILL AGREEMENT (this “Agreement”), dated as of January 10, 2006 by and among vFinance, Inc., a Delaware corporation (the “Company”), and each of Sterling Financial Investment Group, Inc., a Florida corporation (“Seller”), Sterling Financial Group of Companies, Inc., a Delaware corporation (“Parent”), and Charles Garcia (“CG”) and Alexis Korybut (“AK”).

WHEREAS, in connection with the closing of the Asset Purchase Agreement dated as of January 10, 2006 (the “Asset Purchase Agreement”) by and among the Company, vFinance Investments, Inc., a Florida corporation, Seller and Parent, Parent will be receiving 17,500,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), subject to Section 3.2 therein; and

WHEREAS, the Company and each of Seller, Parent and CG and AK desire to establish in this Agreement certain conditions of such party's relationship with Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions.

(a) “ACQUISITION PROPOSAL” shall mean a bona fide, written proposal, which proposal includes all material terms of a proposed transaction, received by the Board of Directors of the Company from any Person or Group proposing to enter into a transaction which, if effected, would constitute a Change of Control of the Company.

(b) “AFFILIATE” shall have the meaning given it in Rule 12b-2 under the Exchange Act.

(c) “ASSOCIATE” shall have the meaning given it in Rule 12b-2 under the Exchange Act.

(d) “BENEFICIAL OWNER” shall have the meaning given it in Rule 13(d)(3) under the Exchange Act; and "Beneficially Own" and "Beneficial Ownership" shall apply to securities held by a Beneficial Owner.

(e) “CHANGE OF CONTROL” shall mean (1) the acquisition by a Third Party of more than 50% of the Company's then outstanding Voting Stock, excluding however, a purchase agreement with an underwriter or group of underwriters in a registered public offering to the public; (2) the consummation of a merger, acquisition, consolidation or reorganization or series of such related transactions involving the Company, unless both (x) immediately after such transaction or transactions, the stockholders of the Company immediately prior to such transaction shall Beneficially Own at least 50% of the outstanding Voting Stock of the Company (or, if the Company shall not be the surviving company in such merger, consolidation or reorganization, the Voting Stock of the surviving corporation issued in such transaction in respect of Voting Stock of the Company shall represent at least 50% of the Voting Stock of such surviving company), and (y) the Company is not subject to an agreement that provides that individuals who are directors of the Company immediately prior to such transaction (or individuals designated by the Company at or before the closing of such transaction) shall constitute less than a majority of the directors of the Company (or such surviving company, as the case may be) after the closing of such transaction; (3) a change or changes in the membership of the Company's Board of Directors which represents a change of a majority or more of such membership during any twelve month period (unless such change or changes in membership are caused by the actions of the then-existing Board of Directors); or (4) the consummation of a sale of all or substantially all of the Company's assets unless immediately after such transaction, the stockholders of the Company immediately prior to such transaction shall beneficially own at least 50% of the Voting Stock of the acquiring company.

(f) “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(g) “GROUP” shall have the meaning provided in Section 13(d)(3) of the Exchange Act.

(h) “SELLER PARTY” means Seller, Parent, CG and AK, but shall not include any stockholders of Parent (other than CG and AK and their respective Affiliates).

(i) “THIRD PARTY” shall mean any Person (other than any Seller Party and his Affiliates and Associates) or Group (other than any Group that includes any Seller Party or its Affiliates or Associates).

(j) “TOTAL VOTING POWER” at any date, with respect to any Person, shall mean the total combined Voting Power of all the Voting Stock of such Person then outstanding and entitled to vote.

(k) “VOTING POWER” with respect to any Voting Stock of any Person on any date shall mean the voting power in the general election of directors of the relevant Person to which such Voting Stock would be entitled on such date.

(l) “VOTING STOCK” of any Person shall mean any securities entitled to vote generally in the election of directors of such Person, or any direct or indirect rights or options or warrants to acquire any such securities or any securities (including, without limitation, the Preferred Stock) convertible or exercisable into or exchangeable for such securities, whether or not such securities are so convertible, exercisable or exchangeable at the time of determination.

(m)   All other capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning assigned to such term in the Asset Purchase Agreement. The provisions of Section 1.2 of the Asset Purchase Agreement shall apply to this Agreement mutatis mutandis.

ARTICLE II

TERM

SECTION 2.01 Term. The term (the “Term”) of this Agreement shall commence on the date hereof and shall continue until the earliest to occur of the following:

(a) the fourth (4th) anniversary of the Closing Date;

(b) the date on which the Seller Parties’ aggregate beneficial ownership is less than five percent (5%) of the Company’s Voting Stock; and

(c) the termination of the employment and membership on the Board of Directors of both Timothy Mahoney and Leonard Sokolow.

ARTICLE III

STANDSTILL PROVISIONS

SECTION 3.01 Restrictions of Certain Actions. Each Seller Party hereby agrees that during the Term, neither it nor any Affiliate or Associate of such Seller Party will, singly or as part of a Group, directly or indirectly:

(a)   acquire, offer, make a proposal or agree to acquire (whether publicly or otherwise), in any manner, any material assets of the Company or its subsidiaries or any equity securities of the Company or its subsidiaries (or Beneficial Ownership thereof), except pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction not effected pursuant to a violation of this Section 3.01 or options or stock acquirable upon exercise of such options by CG under the Executive Employment Agreement;

(b) make or in any way propose or participate in any “solicitation” of “proxies” to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any Person, other than the Company, with respect to the solicitation or voting of any Voting Stock of the Company in opposition to any matter that has been recommended by the Board or in favor of any matter that has not been approved by the Board of Directors of the Company, or become a “participant” in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Company;

(c) form, be a member of, join or encourage the formation of, any Group with respect to any Voting Stock of the Company or the acquisition of any assets of the Company;

(d) deposit any Voting Stock of the Company into a voting trust or subject any such Voting Stock to any arrangement or agreement with respect to the voting thereof which would cause him to be in violation of any of the other provisions of this Agreement;

(e) seek election to or seek to place a representative on the Board of Directors of the Company, if such action is opposed by the then majority of the Board of Directors of the Company, or seek the removal of any member of the Board of Directors of the Company if such action is opposed by the then majority of the Board of Directors of the Company (for the avoidance of doubt, nothing in this clause (e) shall affect the rights and obligations of the parties to the Voting and Lockup Agreement thereunder);

(f) call or seek to have called any meeting of the stockholders of the Company other than participation as a director of the Company in calling, or seeking to have called, meetings of stockholders generally;

(g) solicit, seek to effect, negotiate with or provide any information to any other Person with respect to, or make any statement or proposal, whether written or oral, or otherwise make any public announcement or proposal whatsoever with respect to a merger or acquisition of the Company, the sale of all or a substantial portion of the assets of the Company and its subsidiaries, the liquidation of the Company, the recapitalization of the Company or similar business transactions with respect to the Company or take any action which might require the Company and at least one Seller Party to make a public announcement with respect to any such matters; or

(h) instigate, encourage or assist, or enter into any discussions or arrangements with, any Third Party to do any of the actions described in Sections 3.01(a) through (g).

If any Seller Party or any of his Affiliates or Associates owns or acquires any Voting Stock in violation of this Agreement, such Voting Stock shall immediately be disposed of to persons who are not Affiliates or Associates thereof but only in compliance with the provisions of this Section 3.01 and Section 4.01; provided, however, that the Company may also pursue any other available remedy to which it may be entitled as a result of such violation.

Notwithstanding the restrictions contained in this Section 3.01, a Seller Party shall not be prevented from complying with the requirements of Sections 13(d) and 16(a) of the Exchange Act and the rules and regulations thereunder, in each case, as from time to time in effect, or any successor provisions or rules with respect thereto, or any other applicable law or rule or regulation of any governmental body.

SECTION 3.02 Suspension of Restrictions. The limitations provided in Section 3.01 and Section 4.01 shall immediately be suspended upon the occurrence of any of the following events:

(a) any Third Party commences a tender or exchange offer seeking to acquire Beneficial Ownership of 50% or more of the outstanding shares of Voting Stock, but only if (i) the Company has not within 10 days after commencement of such offer (or such longer period as may then be permitted under applicable law for the Company's initial recommendation with respect to such offer), publicly recommended that such offer not be accepted, or (ii) all of the material conditions to such offer relating to the elimination or satisfaction of the material defensive provisions established by the Company, including any rights plan or similar defensive provision of the Company have been satisfied or waived;

(b) the Company's receipt of an Acquisition Proposal from any Third Party but only if the Company has not, within 15 days after such receipt, rejected such Acquisition Proposal;

(c) the occurrence of a Change of Control of the Company;

(d) the public announcement by the Company that it is "for sale";

(e) the execution of a definitive agreement which, if consummated, would result in a Change of Control of the Company;

(f) the public announcement by or on behalf of any Person or Group (other than a Seller Party or its Affiliates or Associates) of the commencement of a bona fide proxy or consent solicitation subject to Section 14 of the Exchange Act (or any successor provision) to elect or remove a majority of the directors of the Company which is not, within 10 days after the announcement of such proxy or consent solicitation (or such longer period as may then be permitted under applicable law for the Company's initial recommendation with respect to such contest if such a period is specified) publicly opposed by the Company's Board of Directors and which would, if successful, result in a change in the composition of a majority of the Board of Directors of the Company; or

(g) the adoption by the Board of Directors of the Company of a plan of liquidation or dissolution.

The Company shall provide Seller with prompt written notice of the occurrence of any of the events set forth in this Section 3.01 or of the receipt by the Company of an Acquisition Proposal from any Third Party (such notice to be provided within ten days after receipt thereof, but without disclosing the terms thereof or the identity of such Third Party). Upon any (i) withdrawal or lapsing of any such tender or exchange offer referred to in Section 3.02(a) hereof in which such Third Party does not acquire more than 30% of the outstanding Voting Stock of the Company, (ii) withdrawal, rejection or termination of an Acquisition Proposal referred to in Section 3.02(b) hereof, (iii) the public withdrawal of any "for sale" notice referred to in Section 3.02(d) hereof, (iv) the termination of the agreement referred in Section 3.02(e) hereof without consummation thereof, (v) the withdrawal or termination or failure of the solicitation referred to in Section 3.02(f) hereof or (vi) the termination of the plan of liquidation referenced in Section 3.02(g) hereof, as the case may be, the limitations provided in Sections 3.01 and 4.01 hereof (except to the extent then suspended as a result of any other event specified in Section 3.02 hereof) hereof shall again be applicable for so long as and only to the extent provided therein without any extension of the term thereof.

ARTICLE IV

TRANSFER RESTRICTIONS

SECTION 4.01 Permitted Transfers. During the Term, each Seller Party shall not sell, pledge, hypothecate, assign or otherwise transfer (each a "Transfer") any Voting Stock of the Company other than the following Transfers:

(a) a Transfer to an Affiliate of such Seller Party;

(b) a Transfer by partnerships by way of distribution to a limited partner or former limited partner of such Seller Party that is not an Affiliate of such Seller Party;

(c) a private Transfer (i) to any "person" (within the meaning of Section 13(d)(3) of the Exchange Act), that is not an Affiliate or Associate of such Seller Party, which to the knowledge of the Seller Party after inquiry beneficially owns or, as a result of such sale or transfer, will beneficially own less than ten percent (10%) of the Total Voting Power of the Company (a "Permitted Transferee"), provided, that such person will not be a Permitted Transferee and no such Transfer shall be permitted if such person has proposed a business combination or similar transaction with, or a Change of Control of, the Company or (ii) to an account managed by an institutional manager described in Rule 13f-1 of the Exchange Act with respect to which the transferred Voting Stock would constitute "Section 13(f) securities" within the meaning of Rule 13f-1(c) of the Exchange Act; and

(d) a sale to the public (i) pursuant to Rule 144 of the Securities Act or (ii) pursuant to the exercise by the Seller Party of its rights under the Registration Rights Agreement.

It shall be a condition to any Transfer described in Section 4.01(a), (b), (c) or (d)(i) that such transferee agree to be bound by this Agreement and Section 5.28 of the Asset Purchase Agreement in the same manner as the transferring Selling Party. Any Transfers permitted under Section 4.01(a), (b), (c) and (d)(i) must also comply with the provisions of Section 5.28 of the Asset Purchase Agreement. All Transfers in violation of this Section 4.01 shall be null and void.

Nothing in this Section 4.01 shall eliminate any additional Transfer restrictions contained in the Voting and Lockup Agreement.

ARTICLE V

MISCELLANEOUS

The provisions of Section 12.1, 12.4, 12.5, 12.7, 12.8, 12.9, 12.10, 12.11, 12.12, 12.13, 12.14, 12.15 and 12.16 of the Asset Purchase Agreement shall apply to this Agreement mutatis mutandis with all references in such sections to “this Agreement” being deemed made to this Standstill Agreement and all references to “Buyer” in such sections being deemed made to the Company.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

VFINANCE, INC.

By: /s/ Leonard J. Sokolow

Name: Leonard J. Sokolow

Title: Chief Executive Officer

STERLING FINANCIAL INVESTMENT GROUP, INC.

By: /s/ Charles P. Garcia

Name: Charles P. Garcia

Title: Chief Executive Officer

STERLING FINANCIAL GROUP OF COMPANIES, INC.

By: /s/ Charles P. Garcia

Name: Charles P. Garcia

Title: Chief Executive Officer

/s/ Charles Garcia

CHARLES GARCIA

/s/ Alexis Korybut

ALEXIS KORYBUT